SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

ML CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	33-184636	33-1219511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16810 East Avenue of the Fountains, Suite 104, Fountain Hills, Arizona 85268

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (480) 816-5308

____________________________________________________

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

As used herein, the terms, “we,” “us,” “our,” and the “Company” refers to ML Capital Group, Inc., a Nevada corporation, unless otherwise stated.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; CompensatoryArrangements of Certain Officers.

On April 30, 2015, Ms. Keyla Grady resigned as a Director of the Company and as acting CMO. Ms. Grady was not a member of any committee on the Board of Directors.

The resignation was the result of a job change and a mutual agreement between the Company and Ms. Grady.

Item 7.01 Regulation FD Disclosure.

On April 30, 2015, Ms. Keyla Grady resigned as a Director of the Company and as acting CMO. Ms. Grady was not a member of any committee on the Board of Directors.

The resignation was the result of a job change and a mutual agreement between the Company and Ms. Grady.

The Company is a small company with limited managerial and financial resources and the Company is subject to market, regulatory, and competitive pressures over which it has little or no control.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Capital Group, Inc.

Date: May 4, 2015	By:	/s/ Lisa Nelson
Lisa Nelson
President, Chief Executive Officer and Secretary